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As Filed with the Securities and
Exchange Commission on December 10, 1998                        File No. 70-9069


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 4 TO
                            APPLICATION-DECLARATION
                                  ON FORM U-1
                                     UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                    ---------------------------------------

                                    CONECTIV
                          CONECTIV ENERGY SUPPLY, INC.
                                800 King Street
                              Wilmington, DE 19899

DELMARVA CAPITAL INVESTMENTS, INC.            ATLANTIC ENERGY ENTERPRISES, INC.
    CONECTIV SERVICES, INC.                  ATLANTIC ENERGY INTERNATIONAL, INC.
  CONECTIV COMMUNICATIONS, INC.                   ATLANTIC GENERATION, INC.
   DELMARVA SERVICES COMPANY                  ATLANTIC SOUTHERN PROPERTIES, INC.
CHRISTIANA CAPITAL MANAGEMENT, INC.                   ATE INVESTMENT, INC.
   CONECTIV SOLUTIONS, LLC                              COASTALCOMM, INC.
  POWER CONSULTING GROUP, INC.                 ATLANTIC ENERGY TECHNOLOGY, INC.
  ALTEMP ENERGY SYSTEMS, INC.                     BINGHAMTON GENERAL, INC.
      252 Chapman Road                            BINGHAMTON LIMITED, INC.
        P.O. Box 6066                                PEDRICK LTD., INC.
      Newark, DE 19714                               PEDRICK GEN., INC.
                                                   VINELAND LIMITED, INC.
   PETRON OIL CORPORATION                          VINELAND GENERAL, INC.
     180 Gordon Drive                           ATS OPERATING SERVICES, INC.
    Exton, PA 19341-1328                          THE EARTH EXCHANGE, INC.
                                                      THERMAL ENERGY LPI
                                                     5100 Harding Highway
                                                    Mays Landing, NJ 08330

                    ---------------------------------------
                 (Names of companies filing this statement and
                   addresses of principal executive offices)

                                    CONECTIV

                    ---------------------------------------
                (Name of top registered holding company parent)

                                Louis M. Walters
                                   Treasurer
                                    Conectiv
                                800 King Street
                              Wilmington, DE 19899

                    ---------------------------------------
                  (Names and addresses of agents for service)

The Commission is requested to send copies of all notices, orders and communications in connection with this Application-Declaration to:

       Peter F. Clark, Esq.                       Joyce Koria Hayes, Esq.
       Conectiv                                   7 Graham Court
       800 King Street                            Newark, DE 19711
       Wilmington, DE 19899

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Post-Effective Amendment No. 3 as previously filed is hereby amended as follows:

ITEM 1. DESCRIPTION OF PROPOSED TRANSACTIONS:

(a) Furnish a reasonably detailed and precise description of the proposed transaction, including a statement of the reasons why it is desired to consummate the transaction and the anticipated effect thereof. If the transaction is part of a general program, describe the program and its relation to the proposed transaction.

Insert the following section at the end of Item 1(a):

Compliance with Rule 54

     Rule 54 promulgated under the Act states that in determining whether to approve the issue or sale of a security by a registered holding company for purposes other than the acquisition of an EWG or a FUCO, or other transactions by such registered holding company or its subsidiaries other than with respect to EWGs or FUCOs, the Commission shall not consider the effect of the capitalization or earnings of any subsidiary which is an EWG or a FUCO upon the registered holding company system if Rules 53(a)(b)(c) are satisfied. As demonstrated below, such rules are satisfied.

     Rule 53 requires that the aggregate investment in EWGs and FUCOs not exceed 50% of a system's consolidated retained earnings. Conectiv and its subsidiaries will not make any investments in EWGs and FUCOs that cause it to exceed that limitation, unless the Commission otherwise authorizes. Currently Conectiv has one insignificant indirect interest in an EWG. DCTC-Burney, Inc., an indirect subsidiary of Conectiv, holds a 45% direct and indirect interest in Burney Forest Products, a Joint Venture, which is an EWG. As of December 31, 1997, the book value of the investment was $0.

     Conectiv and its subsidiaries will maintain books and records to identify the investments in and earnings from EWGs and FUCOs in which they directly or indirectly hold an interest, thereby satisfying Rule 53(a)(2). In addition, the books and records of each such entity will be kept in conformity with United States generally accepted accounting principles ("GAAP"), the financial statements will be prepared according to GAAP, and Conectiv undertakes to provide the Commission access to such books and records and financial statements as it may request.

     Employees of Conectiv's domestic public-utility companies will not render services directly or indirectly to any EWGs or FUCOs in the Conectiv System, thereby satisfying Rule 53(a)(3).

     Conectiv, in connection with any Form U-1 seeking approval of EWG or FUCO financing, will submit copies of such Form U-1 and every certificate filed pursuant to Rule 24 with every federal, state or local regulator having jurisdiction over the retail rates of the public utility companies in the Conectiv System. Rule 53(a)(4) will be correspondingly satisfied.

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     None of the conditions described in Rule 53(b) exists with respect to
Conectiv, thereby satisfying Rule 53(b) and making rule (53(c) inapplicable.

ITEM 2. FEES COMMISSIONS AND EXPENSES:

(a) State (1) the fees, commissions and expenses paid or incurred, or to be paid or incurred, directly or indirectly, in connection with the proposed transaction by the applicant or declarant or any associate company thereof, and (2) if the proposed transaction involves the sale of securities at competitive bidding, the fees and expenses to be paid to counsel selected by applicant or declarant to act for the successful bidder.

     It is estimated that the fees, commissions and expenses ascertainable at this time to be incurred by Conectiv in connection with the preparation of this post-effective amendment are as follows:

     Fees for Outside Counsel                           $3,000
     Miscellaneous Expenses                              1,000
                                                        ------
     Total                                              $4,000

ITEM 6. EXHIBIT

     The following exhibit is made a part of this statement.

     (a) Exhibit

         F-2 Opinion of counsel.




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                                   SIGNATURE

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Post-Effective Amendment No. 4 to Form U-1 to be signed on their behalf by the undersigned thereunto duly authorized.

DATE:                     CONECTIV
                          CONECTIV ENERGY SUPPLY COMPANY
                          DELMARVA CAPITAL INVESTMENTS, INC.
                          CONECTIV SERVICES, INC.
                          CHRISTIANA CAPITAL MANAGEMENT, INC.
                          POWER CONSULTING GROUP, INC.
                          CONECTIV SOLUTIONS, LLC
                          ALTEMP ENERGY SYSTEMS, INC.
                          DELMARVA SERVICES COMPANY
                          CONECTIV COMMUNICATIONS, INC.
                          ATLANTIC ENERGY ENTERPRISES, INC.
                          ATLANTIC ENERGY INTERNATIONAL, INC.
                          ATLANTIC GENERATION, INC.
                          ATLANTIC SOUTHERN PROPERTIES, INC.
                          ATE INVESTMENT, INC.
                          COASTALCOMM, INC.
                          ATLANTIC ENERGY TECHNOLOGY, INC.
                          BINGHAMTON GENERAL, INC.
                          BINGHAMTON LIMITED, INC.
                          PEDRICK LIMITED, INC.
                          PEDRICK GENERAL, INC.
                          VINELAND LIMITED, INC.
                          VINELAND GENERAL, INC.
                          ATS OPERATING SERVICES, INC.
                          THE EARTH EXCHANGE, INC.
                          PETRON OIL CORPORATION

December 10, 1998         /s/ L. M. Walters
                          -------------------------------------
                          L. M. Walters
                          Treasurer

                          THERMAL ENERGY LPI BY ITS
                          GENERAL PARTNER, ATLANTIC JERSEY
                          THERMAL SYSTEMS, INC.

December 10, 1998         /s/ L. M. Walters
                          -------------------------------------
                          L. M. Walters
                          Treasurer




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                                 EXHIBIT INDEX


     F-2 Opinion of Counsel









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